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Federated Managed Pool Series                               [GRAPHIC OMITTED]
Exhibit (1) Under Form N-1A
Exhibit 99 Under Item 601/Reg. S-K
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                                                    Exhibit (1) Under Form N-1A
                                             Exhibit 99 Under Item 601/Reg. S-K


                      FEDERATED INVESTMENT MANAGEMENT COMPANY
                             Federated Investors Tower
                                 1001 Liberty Tower
                             Pittsburgh, PA 15222-3779

December 21, 2005



Federated Managed Pool Series
Federated Investors
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Gentlemen:

     Federated Investment Management Company agrees to purchase 100,000 shares of Federated Corporate Bond Strategy Portfolio, a portfolio of Federated Managed Pool Series at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Investment Management Company has not present intention of redeeming those shares.



                                    Sincerely,


                                    /s/ G. Andrew Bonnewell
                                    Secretary